UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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 Date of Report (Date of earliest event reported): July 20, 2005 (July 21, 2005)


                        Commission file number: 0-22773



                            NETSOL TECHNOLOGIES, INC.
        (Exact name of small business issuer as specified in its charter)

            NEVADA                                             95-4627685
(State or other Jurisdiction of                            (I.R.S. Employer NO.)
 Incorporation or Organization)


              23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
               (Address of principal executive offices) (Zip Code)

                         (818) 222-9195 / (818) 222-9197
           (Issuer's telephone/facsimile numbers, including area code)











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Item 5.02  Departure of Directors or Principal Officers

Effective July 20, 2005, Mr. Najeeb Ghauri resigned from the position of Chief Financial Officer for NetSol Technologies, Inc. (the "Company" or "NetSol") retaining his position as Chairman of the Board. Mr. Ghauri was replaced by Ms. Tina Gilger effective June 20, 2005. Ms. Gilger has acted as a consultant to the Company of the past two years in the capacity of controller. Ms. Gilger's services with the Company included, but were not limited to, preparing the accounting records for auditor review and audit and provided assistance with the preparation of the Company's quarterly and annual reports. Ms. Gilger has fifteen years of accounting experience including work for both audit and accounting firms. During the last three years, Ms. Gilger has acted as an audit liaison for six reporting public companies, of which one was NetSol. From 2000 to 2002, Ms. Gilger acted as audit liaison for Newbridge Capital, a public company specializing in reverse mergers for public companies listed on the OTC:BB. The material terms of Ms. Gilger's employment arrangement with NetSol include: salary of $84,000 per annum; the grant of options to purchase 10,000 shares of common stock of the Company at the exercise price of $1.86; and, the grant of options to purchase 10,000 shares of common stock of the Company at the exercise price of $2.79.


                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.


Date:    July 21, 2005                      /s/ Naeem Ghauri
                                            ---------------------------
                                            NAEEM GHAURI
                                            Chief Executive Officer


Date:    July 21, 2005                      /s/  Najeeb Ghauri
                                            ---------------------------
                                            NAJEEB GHAURI
                                            Chairman






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